Item 5.  OTHER EVENTS.

On May 21, 2001, the Board of Directors of the Company announced the appointment of Robert Desrosiers to the position of Vice-President, Finance and Administration of The Hockey Company, effective May 22, 2001. Mr. Desrosiers is an experienced finance executive with over thirty years experience in both public and private sector organizations. For the past fifteen years, he served as Vice-President, Finance and Administration of Bauer Nike Hockey Inc. in Montreal. Mr. Desrosiers will be responsible for the Finance, Accounting, Credit, Information Technology and Legal functions.


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                                   Signatures



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                               THE HOCKEY COMPANY


                                         By:   /S/  GRAHAM S. GARNER
                                               ------------------------------
                                               Name:    Graham S. Garner
                                               Title:   Secretary


May 24, 2001